Exhibit 10.2
                                                                    ------------









                             STOCKHOLDERS AGREEMENT


                                  BY AND AMONG


                              GENERAL MILLS, INC.,


                              GRAMET HOLDINGS CORP.

                                       AND


                                   DIAGEO PLC






                          DATED AS OF OCTOBER 31, 2001


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                                TABLE OF CONTENTS

                                                                        PAGE



                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.1  Certain Definitions.....................................     1

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.1  Representations and Warranties of the Company...........     5
Section 2.2  Representations and Warranties of the Shareholder Group.     5

                                   ARTICLE III
                   STANDSTILL; VOTING; BOARD REPRESENTATION

Section 3.1  Standstill Restrictions.................................     6
Section 3.2  Termination of the Standstill Restrictions..............     7
Section 3.3  Voting..................................................     7
Section 3.4  Board of Directors......................................     7
Section 3.5  Provision of Information................................     9
Section 3.6  Buy-Up Right............................................     9

                                   ARTICLE IV
                              TRANSFER RESTRICTIONS

Section 4.1  Transfer Restrictions...................................     9
Section 4.2  Company Repurchase......................................     11
Section 4.3  Obligation to Dispose of Shareholder Group Shares.......     12

                                    ARTICLE V
                               REGISTRATION RIGHTS

Section 5.1  Demand Registrations....................................     12
Section 5.2  Piggy-Back Registration.................................     14
Section 5.3  Termination of Registration Obligations.................     15
Section 5.4  Registration Procedures.................................     15
Section 5.5  Registration Expenses...................................     20
Section 5.6  Indemnification Contributions...........................     20
Section 5.7  Purchase Right..........................................     23


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                                                                         PAGE

                                   ARTICLE VI

                                    PUT RIGHT

Section 6.1  Put Right...............................................     23

                                   ARTICLE VII

                          EFFECTIVENESS AND TERMINATION

Section 7.1  Effectiveness...........................................     24
Section 7.2  Termination.............................................     24

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 8.1  Injunctive Relief.......................................     24
Section 8.2  Successors and Assigns..................................     24
Section 8.3  Amendments; Waiver......................................     25
Section 8.4  Notices.................................................     25
Section 8.5  Applicable Law..........................................     26
Section 8.6  Headings................................................     26
Section 8.7  Integration.............................................     26
Section 8.8  Severability............................................     26
Section 8.9  Shareholder Group Representative........................     26
Section 8.10 Consent to Jurisdiction.................................     26
Section 8.11 Counterparts............................................     26
Section 8.12 UK Double Tax Relief Information........................     26


                                      -ii-

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          STOCKHOLDERS AGREEMENT, dated as of October 31, 2001 (this
"AGREEMENT"), by and among General Mills, Inc., a Delaware corporation (the "COMPANY"), Diageo plc, a public limited company incorporated under the laws of England and Wales ("PARENT"), and Gramet Holdings Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("GRAMET" and, together with Parent, the "SHAREHOLDER GROUP").


                              W I T N E S S E T H:

          WHEREAS, the Company, Parent, The Pillsbury Company, a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("PILLSBURY"), and General Mills North American Businesses, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("MERGER SUB"), have entered into an Agreement and Plan of Merger, dated as of July 16, 2000 (as it may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which, among other things, Merger Sub will merge with and into Pillsbury, with Pillsbury as the surviving corporation, and shares of Pillsbury held by Gramet, the sole stockholder of Pillsbury, will be converted into shares of Common Stock, par value $0.10 per share (including the related preferred share purchase rights, the "COMMON STOCK"), of the Company (the "MERGER");

          WHEREAS, the execution of this Agreement is a condition to the obligation of the parties to consummate the Merger (the "CLOSING"); and

          WHEREAS, the Company and the Shareholder Group desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of the shares of Common Stock issued to Gramet pursuant to the Merger Agreement, and related provisions concerning the Shareholder Group's relationship with and investment in the Company following the Closing.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

          Section 1.1 CERTAIN DEFINITIONS. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

          "AFFILIATE" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

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          "AGREEMENT" shall have the meaning assigned to such term in the preamble hereto.

          "BENEFICIALLY OWN" shall mean, with respect to any securities, having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and "BENEFICIAL OWNERSHIP" shall have the corresponding meaning.

          "BLACKOUT PERIOD" shall have the meaning assigned in Section 5.1(b).

          "BOARD" shall mean the Board of Directors of the Company in office at the applicable time.

          "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City or London are authorized or required by law to remain closed.

          "CLAIMS" shall have the meaning assigned in Section 5.6(a).

          "CLOSING" shall have the meaning assigned in the recitals hereto.

          "COMMON STOCK" shall have the meaning assigned in the recitals hereto.

          "COMPANY" shall have the meaning assigned in the preamble hereto.

          "COMPANY RIGHTS PLAN" shall mean the Rights Agreement, dated as of December 11, 1995, between the Company and Norwest Bank Minnesota, as Rights Agent, as it may be amended from time to time.

          "DEMAND REGISTRATION" shall have the meaning assigned in Section
5.1(a).

          "DEMAND REQUEST" shall have the meaning assigned in Section 5.1(a).

          "DEMAND SHARES" shall have the meaning assigned in Section 5.1(a).

          "DIRECTOR" shall mean any member of the Board.

          "EFFECTIVE PERIOD" shall have the meaning assigned in Section 5.4(a)(iii).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXERCISE NOTICE" shall have the meaning assigned in Section 6.1

          "GRAMET" shall have the meaning assigned in the recitals hereto.

          "MARKET VALUE" shall mean, as of any date, the average of the daily high and low sales prices per share of Common Stock during the regular trading sessions on the NYSE for each of the 20 full trading days immediately preceding (but not including) such date.

          "MAXIMUM NUMBER" shall have the meaning assigned in Section 5.2(b).

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          "MERGER" shall have the meaning assigned in the recitals hereto.

          "MERGER AGREEMENT" shall have the meaning assigned in the recitals hereto.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "ORIGINAL ISSUED SHARES" shall mean the Pillsbury Purchase Price Shares(as such term is defined in the Merger Agreement) and any shares of Common Stock issued in respect thereof or into which such shares of Common Stock shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, or combinations or any similar recapitalization, on or after the date hereof.

           "OTHER HOLDER" shall have the meaning assigned in Section 5.2(b).

           "PARENT" shall have the meaning assigned in the preamble hereto.

           "PARENT DIRECTOR" shall have the meaning assigned in Section 3.4(a).

           "PARENT BOARD MEMBER" shall mean a member of the Board of Directors of Parent or of the Executive Committee of Parent.

           "PERSON" shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "PIGGY-BACK REGISTRATION" shall have the meaning assigned in Section 5.2(a).

           "PIGGY-BACK REQUEST" shall have the meaning assigned in Section
5.2(a).

           "PUBLIC SHARES" shall have the meaning assigned in Section 4.2(a)

           "PUT CLOSING" shall have the meaning assigned in Section 6.1.

           "PUT PRICE" shall have the meaning assigned in Section 6.1,

           "PUT RIGHT" shall have the meaning assigned in Section 6.1

           "PUT SHARES" shall mean the 55 million Original Issued Shares represented by the stock certificate for 55 million Original Issued Shares delivered to Gramet at the Closing.

           "REGISTRABLE SHARES" shall mean the Shareholder Group Shares.

           "REPURCHASE" shall have the meaning assigned in Section 4.2(a).

           "REPURCHASE OFFER" shall have the meaning assigned in Section 4.2(a).

           "SEC" shall mean the United States Securities and Exchange
Commission.

           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                                      -3-

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          "SECURITY" shall have the meaning assigned in Section 4.1(e).

          "SELECT VOTING MATTER" shall mean any proposed (a) amendment to the certificate of incorporation of the Company or (b) (i) merger, consolidation or other business combination as a result of which the stockholders of the Company prior to such transaction would cease to hold at least 80% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) the acquisition by any Person of at least 20% of the outstanding voting securities of the Company, (iii) the sale, lease, exchange or other disposition of at least 20% of the assets of the Company and its Subsidiaries taken as a whole or (iv) any transaction as a result of which the Directors immediately prior to such transaction would cease to represent two-thirds of the directors comprising the Board or the board of directors of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof).

          "SHAREHOLDER GROUP" shall have the meaning assigned in the preamble hereto, it being understood that such term shall also include any transferee pursuant to a Transfer pursuant to Section 4.1(f) hereof.

           "SHAREHOLDER GROUP DIRECTOR" shall mean either of the Directors elected to the Board at the effective time of the Merger pursuant to Section
5.12 of the Merger Agreement, or any replacement therefor or additional Director elected pursuant to Section 3.4 of this Agreement.

           "SHAREHOLDER GROUP SHARES" shall mean, at any time, the Original Issued Shares that are Beneficially Owned by the Shareholder Group.

           "SUBSIDIARY" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

            "TRANSFER" shall mean any sale (including forward sale), transfer, pledge, encumbrance or other disposition to any Person.

           "TRUSTEE" shall have the meaning assigned in Section 4.1(e).

           "VOTES" shall mean votes entitled to be cast generally in the election of Directors, assuming the conversion of any securities of the Company then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

           "VOTING POWER" shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to (b) the aggregate Votes represented by all then outstanding Voting Securities.

           "VOTING SECURITIES" shall mean (i) the Common Stock, (ii) shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors

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and (iii) any securities of the Company then convertible into shares of any class of capital stock of the Company then entitled to vote generally in the election of Directors.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Shareholder Group as of the date hereof as follows:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by the members of the Shareholder Group, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER GROUP. Each member of the Shareholder Group represents and warrants to the Company as of the date hereof as follows:

               (a) Such member (i) has been duly incorporated and is validly existing and, with respect to those corporations organized under the laws of one of the States of the United States of America, in good standing under the laws of the jurisdiction of its organization and
          (ii) has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

               (b) This Agreement has been duly and validly authorized by each such member and all necessary and appropriate action has been taken by such member to execute and deliver this Agreement and to perform its obligations hereunder.

               (c) This Agreement has been duly executed and delivered by such member and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of such member, enforceable against it in accordance with its terms.

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                                  ARTICLE III

                   STANDSTILL; VOTING; BOARD REPRESENTATION

          Section 3.1 STANDSTILL RESTRICTIONS. Subject to Section 3.2 and
Section 3.6, until the twentieth anniversary of the Closing, the members of the Shareholder Group shall not, and shall cause each of their respective Affiliates not to, directly or indirectly:

          (a) acquire, offer to acquire or agree to acquire Beneficial Ownership of any Voting Securities, except pursuant to stock splits, reverse stock splits, stock dividends or distributions, or combinations or any similar recapitalization, on or after the date hereof;

          (b) acquire, offer to acquire or agree to acquire any business or material assets of the Company or any of its Subsidiaries;

          (c) initiate or propose any offer by any third party to acquire Beneficial Ownership of Voting Securities, other than an acquisition of Shareholder Group Shares permitted in accordance with Section 4.1;

          (d) initiate or propose any merger, tender offer, business combination or other extraordinary transaction involving the Company or any of its Subsidiaries;

          (e) act, alone or in concert with others, to seek to affect or influence the control of the Board or the management of the Company, or the business, operations, affairs or policies of the Company; PROVIDED that this subsection shall not be deemed to restrict the Shareholder Group Directors from participating as members of the Board in their capacity as such;

          (f) deposit any Voting Securities in a voting trust or subject any Voting Securities to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect, except as provided in Section 3.3;

          (g) initiate or propose any stockholder proposal or make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to Voting Securities;

          (h) form, join or in any way participate in a group (other than a group comprised exclusively of the members of the Shareholder Group) of Persons acquiring, holding, voting or disposing of any Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act (or any successor statute or regulation);

          (i) propose, or agree to, or enter into any discussions, negotiations or arrangements with, or provide any confidential information to, any third party with respect to any of the foregoing;

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          (j) make any statement or disclosure inconsistent with the foregoing;
     or

          (k) propose or seek an amendment or waiver of any of the provisions of this Section 3.1.

          Section 3.2 TERMINATION OF THE STANDSTILL RESTRICTIONS. The restrictions set forth in Section 3.1 shall terminate three years following such time as the Shareholder Group Shares represent less than 5% of the then outstanding shares of Common Stock.

          Section 3.3 VOTING. Until the twentieth anniversary of the Closing or, if earlier, such time as the Shareholder Group Shares represent less than 5% of the then outstanding shares of Common Stock, each member of the Shareholder Group shall (i) vote at any stockholder meeting or in connection with any action by written consent at or in which Voting Securities are entitled to vote, on any matter that may be presented, all of its Shareholder Group Shares in the same proportion as the votes cast by or on behalf of the holders of Voting Securities other than the members of the Shareholder Group; PROVIDED that, notwithstanding the above, (A) in connection with any election of Directors by the stockholders of the Company, the Shareholder Group members shall vote all of the Shareholder Group Shares in favor of the election of the full slate of Director nominees recommended by the Board to the stockholders of the Company, which slate shall include the individual(s) nominated pursuant to Section 3.4, and (B) at any time when the Shareholder Group Shares represent less than 10% of the then outstanding shares of Common Stock, the Shareholder Group members shall be entitled to vote the Shareholder Group Shares in their discretion on any Select Voting Matter that may be presented to the stockholders of the Company and (ii) be present in person or represented by proxy, at all meetings of stockholders of the Company so that all Shareholder Group Shares shall be counted for the purpose of determining the presence of a quorum at such meetings. For the avoidance of doubt, it is understood and agreed that nothing contained in
Section 3.1 shall limit any Shareholder Group member from exercising its voting rights as permitted under this Section 3.3 with respect to Director elections and Select Voting Matters.

          Section 3.4 BOARD OF DIRECTORS. (a)(i) For so long as the Shareholder Group Shares represent 50% or more of the Original Issued Shares, the original Shareholder Group Directors or any replacements therefor (one of whom shall be the Chief Executive Officer of Parent and one of whom shall be an individual mutually agreed upon by Parent and the Company from amongst a pool of the Parent Board Members (a "PARENT DIRECTOR"), provided that Parent and the Company shall be entitled, should they agree, to select a nominee not from amongst such pool in lieu of such Parent Director) shall be included in the slate of nominees recommended by the Board to stockholders for election as Directors at each annual meeting of stockholders commencing with the first annual meeting of stockholders following the Closing, (ii) for so long as the Shareholder Group Shares represent 5% or more of the then outstanding shares of Common Stock but less than 50% of the Original Issued Shares, the Chief Executive Officer of Parent shall be included in the slate of nominees recommended by the Board to stockholders for election as a Director at each annual meeting of stockholders commencing with the first annual meeting of stockholders following the Closing and (iii) if the Shareholder Group Shares represent less than 5% of the then outstanding shares of Common Stock, Parent shall not be entitled to participate in the selection of any nominees for election to the Board; PROVIDED, that in the event the size of the Board shall be increased to at least 16 but fewer than 20 individuals, (A)

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under the circumstances set forth in clause (i) above, such slate of nominees shall include, in addition to the nominees contemplated by such clause (i), one additional Parent Director (or in lieu of such Parent Director another individual not from amongst the pool of Parent Board Members if mutually agreed upon by Parent and the Company) and (B) for so long as the Shareholder Group Shares represent 10% or more of the then outstanding shares of Common Stock but less than 50% of the Original Issued Shares, such slate of nominees shall include the Chief Executive Officer of Parent and one Parent Director (or in lieu of such Parent Director another individual not from amongst the pool of Parent Board Members if Parent and the Company so mutually agree); and PROVIDED, FURTHER, that in the event the size of the Board is increased to at least 20 individuals, (A) under the circumstances set forth in clause (i) above, such slate of nominees shall include, in addition to the nominees contemplated by such clause (i), two additional Parent Directors (or in lieu of either of such Parent Directors another individual or individuals not from amongst the pool of Parent Board Members if mutually agreed to by Parent and the Company) and (B) under the circumstances set forth in clause (ii) above, such slate of nominees shall include, in addition to the Chief Executive Officer of Parent, one Parent Director (or in lieu of such Parent Director another individual not from amongst the pool of Parent Board Members if Parent and the Company so mutually agree). Parent shall provide in a timely manner all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to each such nominee.

          (b) In the event that any Shareholder Group Director shall cease to serve as a Director for any reason other than the fact that Parent no longer has a right to participate in the selection of nominees to the Board (i) if the vacancy is created by a change in the Chief Executive Officer of Parent, the vacancy created thereby shall be filled by the new Chief Executive Officer of Parent, (ii) if the vacancy is created by the departure of a Parent Director, the vacancy created thereby shall be filled by a Parent Director (or in lieu of such Parent Director another individual not from amongst the pool of Parent Board Members if Parent and the Company shall so mutually agree) or (iii) otherwise, the vacancy created thereby shall be filled by a Parent Director (or in lieu of a Parent Director another individual not from amongst the pool of Parent Board Members if mutually agreed upon by Parent and the Company).

          (c) Notwithstanding anything in this Agreement to the contrary, (i) upon the first date that the Shareholder Group Shares represent 5% or more of the then outstanding Shares of Common Stock but less than 50% of the Original Issued Shares (A) at such time when there are 15 or fewer Directors serving on the Board, the Shareholder Group members shall use their reasonable best efforts to cause the Shareholder Group Director who is not the Chief Executive Officer of Parent to resign immediately and (B) at such time when there are 20 or more Directors serving on the Board, the Shareholder Group members shall use their reasonable best efforts to cause the Shareholder Group Directors other than the Chief Executive Officer and one other Shareholder Group Director to resign immediately, (ii) upon the first date that the Shareholder Group Shares represent 10% or more of the then outstanding Shares of Common Stock but less than 50% of the Original Issued Shares at such time when there are at least 16 but fewer than 20 Directors serving on the Board, the Shareholder Group members shall use their reasonable best efforts to cause one Shareholder Group Director other than the Chief Executive Officer of Parent to resign immediately, (iii) upon the first date that the Shareholder Group Shares represent 5% or more but less than 10% of the then outstanding Shares of Common Stock at such time when there are at least 16 but fewer than 20 Directors serving on the Board, the Shareholder Group members shall use their reasonable best efforts to cause the Shareholder Group Director other than the Chief Executive Officer of Parent to resign immediately and (iv) upon the first date that the Shareholder Group Shares represent less than 5% of the then outstanding shares of Common Stock, the Shareholder Group members shall use their reasonable best efforts to cause any Shareholder Group Director(s) then serving on the Board to resign immediately.

          (d) Notwithstanding anything to the contrary contained in this Agreement, the Shareholder Group Directors shall be permitted to provide to Parent information concerning the Company and its Subsidiaries that such individuals receive in their capacity as Directors, provided that with respect to any such information provided, Parent shall, and it hereby agrees to, be bound by the same restrictions on disclosure and use of confidential information as apply to such Shareholder Group Directors in their capacity as Directors.

          Section 3.5 PROVISION OF INFORMATION. The Company shall provide to Parent in a reasonably timely manner such information regarding the Company and its Subsidiaries as Parent requests and which is necessary in order for Parent to prepare (a) the reports and accounts of Parent required under applicable stock exchange rules and regulations or (b) the reports of Parent required to be filed under the Exchange Act, provided that with respect to such information provided, Parent shall, and it hereby agrees to, be bound by the same restrictions on disclosure and use of confidential information as apply to a Shareholder Group Director in its capacity as a Director, it being understood and agreed that nothing contained in this Section 3.5 shall prohibit Parent from including any such information in such reports under applicable stock exchange rules and regulations or under the Exchange Act as and to the extent required to be so included.

          Section 3.6 BUY-UP RIGHT. Notwithstanding anything to the contrary contained in Section 3.1, in the event that the Company proposes to issue shares of Common Stock such that upon issuance thereof the Shareholder Group's ownership of Common Stock would be diluted below 20% of the outstanding shares of Common Stock, the Shareholder Group shall be permitted to purchase from third parties, in private transactions or transactions effected on the NYSE, up to an aggregate, for all such purchases, of 1% of the number of outstanding shares of Common Stock if such purchases would permit the Shareholder Group to maintain its ownership above 20% of the outstanding shares of Common Stock; provided that the shares so purchased shall be considered Shareholder Group Shares for purposes of this Agreement.

                                   ARTICLE IV

                        TRANSFER RESTRICTIONS; LIQUIDITY

          Section 4.1 TRANSFER RESTRICTIONS. Except for the Transfer to the Company of the Put Shares at the Put Closing, if any, without the prior consent of the Company, the members of the Shareholder Group shall not Transfer any Shareholder Group Shares prior to the first anniversary of the Closing. In addition to the foregoing, without the prior consent of the Company, the members of the Shareholder Group shall not Transfer any Shareholder Group Shares except for:

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

          (a) Transfers made prior to the fourteen-month anniversary of the Closing or following the twenty-month anniversary of the Closing
               (i) in an underwritten public offering in a manner designed to result in a wide distribution or (ii) in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act; PROVIDED that in each case no Transfer under this clause (a) is made, to the knowledge of the Shareholder Group (without inquiry in the case of a Transfer pursuant to clause (i)), to any Person or group that, after giving effect to such Transfer, would Beneficially Own Voting Securities representing more than 5% of the Voting Power, except that in the case of a Transfer to a Person specified in Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act that would be eligible based on such Person's status and passive intent with respect to the ownership, holding and voting of such Voting Securities to report such Person's ownership of Voting Securities on Schedule 13G (assuming such Person owned a sufficient number of such Voting Securities to require such filing), no Transfer under this clause (a) is made to any such Person that, after giving effect to such Transfer, would Beneficially Own Voting Securities representing 10% or more of the Voting Power; AND PROVIDED FURTHER, that in the case of a Transfer pursuant to clause (i), the members of the Shareholder Group shall use their reasonable best efforts to cause the underwriter(s) of such offering to agree to use their reasonable efforts to prevent any purchase of shares in such offering by any Person or group that would, upon such purchase, exceed either of the foregoing thresholds;

          (b) Transfers made following the first anniversary of the Closing but prior to the fourteen-month anniversary of the Closing, and transfers made following the twenty-month anniversary of the Closing, in each case pursuant to Rule 144 under the Securities Act;

          (c) Transfers pursuant to any business combination, tender or exchange offer to acquire Common Stock or other extraordinary transaction that the Board has recommended, or pursuant to a tender or exchange offer that the Board has not recommended but only after such time as a majority of the shares of Common Stock outstanding have been tendered into such offer and after all material conditions with respect to such offer (including any financing condition, any minimum condition with respect to number of shares tendered and any condition with respect to removal of the Company Rights Plan or any other takeover protections) have been satisfied or irrevocably waived by the offeror; PROVIDED that no Shareholder Group Shares shall be tendered into any tender offer or exchange offer not recommended by the Board prior to the time all such material conditions (other than any such condition that can be satisfied only at the closing of such offer) have been satisfied or irrevocably waived by the offeror;

          (d)  Transfers to the Company or a Subsidiary of the Company;

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          (e)  Transfers to a bona fide financial institution acting in the capacity of trustee ("TRUSTEE") with respect to an exchangeable or convertible security of Parent (the "SECURITY");
               provided, that the terms of the Security shall be consistent with the rights, restrictions and limitations set forth in this Agreement and the powers of the Trustee shall be consistent therewith; and PROVIDED FURTHER that the distribution by Parent of the Security and the underlying Shareholder Group Shares otherwise complies with the restrictions on Transfer contained in this Section 4.1; and

          (f) Transfers by a member of the Shareholder Group to Parent or to any controlled Affiliate of Parent or to any new holding company of the Shareholder Group, PROVIDED that prior thereto such transferee agrees in writing to acquire and hold such transferred shares subject to all the provisions of this Agreement as if such transferee were an original member of the Shareholder Group.

          Any certificates for shares of Common Stock issued in respect of any Transfer pursuant to Section 4.1(a)(ii) or Section 4.1(f) shall bear a legend or legends referencing restrictions under the Securities Act on transfer of such shares and, in the case of a Transfer under Section 4.1(f), under this Agreement; PROVIDED, that the holder of any certificate(s) bearing any such legend referencing restrictions under the Securities Act shall be entitled to receive from the Company new certificates for a like number of shares of Common Stock not bearing such legend upon the request of such holder and upon delivery to the Company of an opinion of counsel to such holder, which opinion is reasonably satisfactory, in form and substance, to the Company and its counsel, that the restriction referenced in such legend is no longer required in order to ensure compliance with the Securities Act.

          Prior to the twenty-month anniversary of the Closing Date, no Shareholder Group member nor any of their respective directors and officers shall, and each Shareholder Group member shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries not to, make any public statement or announcement regarding, or cause to be known by the public or the investment community generally, any plan or intention of any Shareholder Group member to sell or otherwise dispose of, prior to such twenty-month anniversary of the Closing, any Registrable Shares (or any securities convertible into or exchangeable for any Registrable Shares) to the public or any third party, other than sales or dispositions that are intended to be consummated prior to the fourteen-month anniversary of the Closing Date.

          Section 4.2 COMPANY REPURCHASE. (a) Until the twentieth anniversary of the Closing or, if earlier, such time as the Shareholder Group Shares represent less than 5% of the then outstanding shares of Common Stock, if the Company purchases, during any fiscal year of the Company, shares of Common Stock whether by open market repurchase or otherwise, other than by tender offer or in connection with the Company's employee benefit plans (a "REPURCHASE"), the Company shall, within 30 days after the end of such fiscal year (other than the first fiscal year end occurring after the Closing Date), deliver to Parent, on behalf of the Shareholder Group, a written offer to purchase Shareholder Group Shares from the members of the Shareholder Group on the terms set forth below (a "REPURCHASE OFFER"). Each Repurchase Offer shall offer to purchase a percentage of the Shareholder Group Shares as of the end of such fiscal year equal to the percentage that the shares of Common Stock repurchased from the Beneficial Owners of shares of Common Stock other than the Shareholder Group (the "PUBLIC SHARES") during such fiscal year (or, in the case of the Repurchase Offer made in respect of the first full fiscal year of the Company occurring after the Closing Date, during the period beginning on the day following the Closing Date and ending on the fiscal year end of the first full fiscal year occurring after the Closing Date) represents of the total average outstanding Public Shares during such fiscal year or period, at a price per share equal to the weighted average per share purchase price paid for Repurchases during such fiscal year or period. Each Repurchase Offer shall set forth the calculation of such percentage, average number of shares outstanding and the weighted average per share purchase price. Parent shall provide notice to the Company within 15 days of receipt of a Repurchase Offer of whether the Shareholder Group accepts such Repurchase Offer, which notice shall specify the total number of Shareholder Group Shares as to which the Repurchase Offer is accepted, the name or names of the selling Shareholder Group members and the number of Shareholder Group Shares to be sold by each such member.

          (b) Any purchase of Shareholder Group Shares by the Company pursuant to this Section 4.2 shall be on a mutually determined closing date which shall not be more than 20 Business Days after Parent delivers the notice of acceptance pursuant to Section 4.2(a). On the closing date, the selling members of the Shareholder Group shall deliver the shares of Common Stock being sold and documentation reasonably satisfactory to the Company evidencing the transfer of such Common Stock. The purchase price shall be paid by wire transfer of immediately available funds to an account or accounts specified by Parent by notice given no less than two Business Days prior to the closing date.

          (c) The Company may assign any of its purchase rights under this
Section 4.2 to any Subsidiary of the Company without the consent of the Shareholder Group, PROVIDED, HOWEVER, that no such assignment shall relieve the Company of any of its obligations thereunder.

          Section 4.3 OBLIGATION TO DISPOSE OF SHAREHOLDER GROUP SHARES. The members of the Shareholder Group shall, and hereby agree to, prior to the tenth anniversary of the Closing Date, sell, transfer or otherwise dispose of Shareholder Group Shares, in each case in accordance with Section 4.1, such that on and as of such tenth anniversary of the Closing Date the Shareholder Group Shares held by the Shareholder Group members shall represent less than 25% of the Original Issued Shares.

                                   ARTICLE V

                               REGISTRATION RIGHTS

          Section 5.1 DEMAND REGISTRATIONS. (a) Subject to Section 5.3, at any time prior to the first anniversary of the Closing or following the twenty-month anniversary of the Closing, Parent, on behalf of the Shareholder Group, may, on not more than twelve (12) separate occasions in the aggregate and not more frequently than once during any nine-month period, require the Company to file a registration statement under the Securities Act in respect of all or a portion of the Registrable Shares (so long as such request covers Registrable Shares with a Market Value on the date of the Demand Request of at least $300 million if the aggregate Market Value of all Registrable Shares on such date is at least $300 million or, if such Market Value is less than $300 million, so long as such request covers all Registrable Shares), by delivering to the Company written notice stating that such right is being exercised, specifying the number of shares of Common Stock to be included in such registration (the shares subject to such request, the "DEMAND SHARES") and describing the intended method of distribution thereof, which may include an underwritten offering (a "DEMAND REQUEST"). Subject to Section 5.7, upon receiving a Demand Request, the Company shall (i) use reasonable best efforts to file as promptly as reasonably practicable a registration statement on such form as the Company may reasonably deem appropriate (PROVIDED that the Company shall not be obligated to register any securities on a "shelf" registration statement or otherwise to register securities for offer or sale on a continuous or delayed basis) providing for the registration of the sale of such Demand Shares pursuant to the intended method of distribution (a "DEMAND REGISTRATION") and (ii) after the filing of an initial version of the registration statement, use reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the date of filing of such registration statement.

          (b) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for reasonable periods of time, but in no event more than an aggregate of 60 days during any 12-month period (a "BLACKOUT PERIOD"), the filing or effectiveness of any Demand Registration if the Company shall determine that any such filing or the offering of any Registrable Shares would (i) in the good faith judgment of the Board, impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or other similar material transaction involving the Company, (ii) based upon advice from the Company's investment banker or financial advisor, adversely affect any pending or contemplated financing, offering or sale of any class of securities by the Company or (iii) in the good faith judgment of the Board, require disclosure of material non-public information (other than information relating to an event described in clauses (i) or (ii) above) which, if disclosed at such time, would be harmful to the best interests of the Company and its stockholders; PROVIDED, HOWEVER, that the Company shall give written notice to Parent of its determination to postpone or delay the filing of any Demand Registration; and PROVIDED, FURTHER, that in the event that the Company proposes to register Common Stock, whether or not for sale for its own account, during a Blackout Period, the Shareholder Group shall have the right to exercise its rights under Section 5.2 of this Agreement with respect to such registration, subject to the limitations contained in this Agreement on the exercise of such rights. Upon notice by the Company to Parent of any such determination, the members of the Shareholder Group shall keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, sale, trading or transfer by it of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration, each prospectus included therein, and any amendment or supplement thereto by it for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in its possession of the prospectus covering such Registrable Shares.

          (c) In connection with an underwritten offering, if the managing underwriter or co-managing underwriter reasonably and in good faith shall have advised the Company or Parent that, in its opinion, the number of Demand Shares subject to a Demand Request exceeds the number which can be sold in such offering, the Company shall include in such registration the number of Demand Shares that, in the opinion of such managing underwriter or underwriters, can be sold in such offering; PROVIDED that if as a result of any reduction pursuant to this paragraph (c) the aggregate Market Value of the Demand Shares to be so included is less than $300 million, the Shareholder Group may withdraw such Demand Request with respect to all Demand Shares covered thereby and such registration shall not count for the purposes of determining the number of Demand Registrations to which the Shareholder Group is entitled under Section 5.1(a).

          (d) In connection with any underwritten offering, the managing underwriter for such Demand Registration shall be selected by Parent, PROVIDED that such managing underwriter shall be a nationally recognized investment banking firm and shall be reasonably acceptable to the Company. The Company may, at its option, select a nationally recognized investment banking firm reasonably acceptable to Parent to act as co-managing underwriter.

          (e) Nothing in this Article V shall affect or supersede any of the transfer restrictions set forth in Article IV hereof or any of the other provisions of this Agreement.

          Section 5.2 PIGGY-BACK REGISTRATION. (a) If, at any time following the Closing, the Company proposes to register any Common Stock under the Securities Act on its behalf or on behalf of any of its stockholders, on a form and in a manner that would permit registration of the Registrable Shares (other than in connection with dividend reinvestment plans, rights offerings or a registration statement on Form S-4 or S-8 or any similar successor form), the Company shall give reasonably prompt written notice to Parent, on behalf of the Shareholder Group, of its intention to do so, which notice shall be given to Parent not less than 15 Business Days prior to the contemplated filing date for such registration statement. Upon the written election of Parent, on behalf of the Shareholder Group (a "PIGGY-BACK Request"), given within 10 Business Days following the receipt by Parent of any such written notice (which election shall specify the number of the Registrable Shares intended to be disposed of by the Shareholder Group), the Company shall include in such registration statement (a "PIGGY-BACK REGISTRATION"), subject to the provisions of this Section 5.2 and, in the case of a registration on behalf of any of the Company's stockholders, subject to the rights of such stockholders, such number of the Registrable Shares as shall be set forth in such Piggy-Back Request. No registration effected under this Section 5.2 shall relieve the Company of its obligations to effect a Demand Registration required under Section 5.1.

          (b) In the event that the Company proposes to register Common Stock in connection with an underwritten offering and a nationally recognized investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company, a member of the Shareholder Group, or any other holder of Common Stock intending to offer Common Stock in the offering (each, an "OTHER HOLDER") that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Shares sought to be registered by the Shareholder Group would adversely affect the price or success of the offering, the Company shall include in such registration statement such number of shares of

Common Stock as the Company is advised can be sold in such offering without such an effect (the "MAXIMUM NUMBER") as follows and in the following order of priority: (A) FIRST, such number of shares of Common Stock as the Company intended to be registered and sold by the Company if such registration was initiated by the Company or, if such registration is on behalf of any Other Holders, such number of shares of Common Stock as such Other Holders intended to be registered and sold, and (B) SECOND, if and to the extent that the number of shares of Common Stock to be registered under clause (A) is less than the Maximum Number, such number of shares of Common Stock as the Shareholder Group, the Company (if such registration was not initiated by the Company) and any Other Holders (or additional Other Holders) shall have intended to register which, when added to the number of shares of Common Stock to be registered under clause (A), is less than or equal to the Maximum Number, on a PRO RATA basis according to the total number of shares of Common Stock intended to be registered by each such Person.

          Section 5.3 TERMINATION OF REGISTRATION OBLIGATION. Notwithstanding anything in this Agreement to the contrary, if at any time the Company shall obtain a written opinion of legal counsel reasonably satisfactory to Parent to the effect that the Registrable Shares may be publicly offered for sale in the United States by the Shareholder Group without restriction as to manner of sale and amount of securities sold and without registration under the Securities Act, the Company shall no longer be obligated to file or maintain a registration statement with respect to the Registrable Shares pursuant to this Agreement, unless at a later date Parent delivers to the Company an opinion of counsel to Parent, which opinion is reasonably satisfactory in form and substance to counsel to the Company, that registration is then required as a result of a change in applicable law.

          Section 5.4 REGISTRATION PROCEDURES. (a) In connection with each registration statement prepared pursuant to this Article V, and in accordance with the intended method or methods of distribution of the Registrable Shares as described in such registration statement, the Company shall, as soon as reasonably practicable and to the extent practicable:

               (i) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC and use reasonable efforts to cause such registration statement to become and remain effective promptly, which registration statement shall comply as to form in all materials respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; PROVIDED that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by Parent, on behalf of the Shareholder Group, draft copies of all such documents proposed to be filed at least ten Business Days (in the case of a Demand Registration) or seven days (in the case of any other registration) prior to such filing, which documents will be subject to the reasonable review and comment of Parent and its agents and representatives and the underwriters, if any, and the Company shall not file any registration statement in respect of a Demand Registration or amendment or supplement thereto to which Parent or the underwriters, if any, shall reasonably object;

               (ii) furnish without charge to the members of the Shareholder Group, and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by Parent, on behalf of the Shareholder Group, or an underwriter) and such number of copies of the registration statement and each amendment or supplement thereto and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as Parent or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by the Shareholder Group (the Company hereby consents to the use in accordance with the U.S. securities laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each member of the Shareholder Group and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus);

               (iii) use reasonable best efforts to keep such registration statement effective for the earlier of (A) 60 days and (B) such time as all of the securities covered by the registration statement have been disposed (the "EFFECTIVE PERIOD"); prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period and to cause the prospectus (and any amendments or supplements thereto) to be filed;

               (iv) use reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as are reasonably necessary, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Shareholder Group or any underwriter to consummate the disposition of the Registrable Shares in such jurisdictions; PROVIDED, HOWEVER, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (iv), be required to be so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this paragraph (iv);

               (v) use reasonable best efforts to cause the Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholder Group to consummate the disposition of the Registrable Shares;

               (vi) use reasonable best efforts to cause all Registrable Shares covered by such registration statement to be listed on the NYSE or on the principal securities exchange on which the Common Stock is then listed, or if no similar securities are then so listed, cause all such Registrable Shares to be listed on a United States national securities exchange or secure designation of each such Registrable Share as a Nasdaq National Market "national market system security" within the meaning of Rule 11 Aa2-1 of the SEC or secure

          National Association of Securities Dealers Automated Quotation authorization for such shares and, without limiting the generality of the foregoing, use reasonable best efforts to take such actions as may be required by the Company as the issuer of such Registrable Shares in order to facilitate the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc.;

               (vii) promptly notify Parent and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any United States state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (viii) during the Effective Period, use its reasonable best efforts to obtain, as promptly as practicable, the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction;

               (ix) deliver promptly to Parent and the managing underwriters, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit Parent to do such investigation, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary for the purpose of conducting customary due diligence with respect to the Company, PROVIDED any such investigation shall not interfere unreasonably with the Company's business;

               (x) use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

               (xi) cooperate with the Shareholder Group and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registrable Shares to be sold under the registration statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriters, if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Shareholder Group, in each case at least two Business Days prior to any sale of Registrable Shares;

               (xii) in the case of an underwritten offering, use reasonable best efforts to enter into an underwriting agreement customary in form and scope for underwritten secondary offerings of the nature contemplated by the applicable registration statement;

               (xiii) use reasonable best efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement) in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters in connection with an offering of the nature contemplated by the applicable registration statement;

               (xiv) not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Shares;

               (xv) in connection with any underwritten offering of Registrable Shares having a Market Value on the date of the applicable Demand Request of at least $500 million, provide reasonable assistance to the underwriters in the marketing of such Registrable Shares, including by making reasonably available its employees and personnel and by participating reasonably in road shows; and

               (xvi) use reasonable best efforts to provide to counsel to Parent and to the managing underwriters, if any, no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document.

          (b) In the event that the Company would be required, pursuant to
Section 5.4(a)(vii)(E) above, to notify Parent or the managing underwriter or underwriters, if any, of the happening of any event specified therein, the Company shall, subject to the provisions of Section 5.1(b) hereof, as promptly as practicable, prepare and furnish to the Shareholder Group and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Shares that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent, on behalf of the Shareholder Group, agrees that, upon receipt of any notice from the Company pursuant to Section 5.4(a)(vii)(E) hereof, Parent shall, and shall use its reasonable best efforts to cause any sales or placement agent or agents for the Registrable Shares and the underwriters, if any, to forthwith discontinue disposition of the Registrable Shares until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy or to deliver to the Company all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Shares as soon as practicable after Parent's receipt of such notice.

          (c) Parent shall furnish to the Company in writing such information regarding the Shareholder Group and its intended method of distribution of the Registrable Shares as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Shares conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Parent shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by Parent to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) (i) The members of the Shareholder Group agree not to effect any public sale or distribution of any Registrable Shares, including any sale pursuant to Rule 144 under the Securities Act, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 10 days prior to, and during the 60 day period (or such longer period as Parent agrees with the underwriter of such offering) beginning on, the consummation of any underwritten public offering of the Registrable Shares covered by a registration statement referred to in Section 5.2 to the extent the Shareholder Group's Registrable Shares are being sold thereunder.

          (ii) The Company hereby agrees that if it shall previously have received a request pursuant to Section 5.1 or 5.2 for registration of Registrable Shares in an underwritten offering, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable for any equity security of the Company until the earlier of (A) 60 days after the effective date of such registration statement and (B) such time as all of the Registrable Shares covered by such registration statement have been distributed, other than (x) as part of such underwritten offering, (y) pursuant to a registration statement on Form S-8 or Form S-4 under the Securities Act or any successor or similar form or (z) in one or more private transactions that would not interfere with the method of distribution contemplated by such registration statement.

          (e) In the case of any registration under Section 5.1 pursuant to an underwritten offering, or in the case of a registration under Section 5.2 if the Company has entered into an underwriting agreement in connection therewith, all shares of Common Stock to be included in such registration shall be subject to the applicable underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to register such Person's Common Stock.

          Section 5.5 REGISTRATION EXPENSES. The members of the Shareholder Group shall bear all agent fees and commissions, underwriting discounts and commissions, and fees and disbursements of their counsel and accountants, in connection with any registration of any Registrable Shares pursuant to Section
5.1 or 5.2. The Company shall bear all other fees and expenses in connection with any registration statement pursuant to Section 5.1 or 5.2, including all registration and filing fees, all printing costs, and all fees and expenses of counsel and accountants for the Company.

          Section 5.6 INDEMNIFICATION; CONTRIBUTION. (a) The Company shall, and it hereby agrees to, indemnify and hold harmless each member of the Shareholder Group and its respective directors, officers, employees and controlling Persons, if any, and each underwriter, its partners, directors, officers, employees and controlling Persons, if any, in any offering or sale of the Registrable Shares, against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable fees of counsel) (collectively, "CLAIMS") to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse periodically Parent or any such underwriter for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims; PROVIDED, HOWEVER, that the Company shall not be liable to any such Person in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company by the Shareholder Group or any underwriter or representative of the Shareholder Group expressly for use therein, or by the Shareholder Group's failure to furnish the Company, upon request, with the information with respect to the Shareholder Group, or any underwriter or representative of the Shareholder Group, or the Shareholder Group's intended method of distribution, that is the subject of the untrue statement or omission or if the Company shall sustain the burden of proving that the Shareholder Group or such underwriter sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable prospectus (excluding any documents incorporated by reference therein) or of the applicable prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to the Shareholder Group or such underwriter, and such prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement.

          (b) The members of the Shareholder Group shall, and hereby agree, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers, employees and controlling Persons, if any, and each underwriter, its partners, officers, directors, employees and controlling Persons, if any, in any offering or sale of Registrable Shares, against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Shareholder Group expressly for use therein, and (ii) reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim.

          (c) Promptly after receipt by an indemnified party under Section 5.6(a) or Section 5.6(b) of written notice of the commencement of any action or proceeding for which indemnification under Section 5.6(a) or Section 5.6(b) may be requested, such indemnified party shall notify such indemnifying party in writing of the commencement of such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding hereunder unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so;
(ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor (including, without limitation, any such reasonable counsel's fees). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 5.6(a) or Section 5.6(b) (whether or not the indemnified party is an actual or potential party thereto), unless such compromise, consent or settlement includes an unconditional release of the indemnified party from all liability in respect of such claim or litigation, does not subject the indemnified party to any material injunctive relief or other material equitable remedy and does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) The members of the Shareholder Group and the Company agree that if, for any reason, the indemnification provisions contemplated by Sections 5.6(a) or 5.6(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of, the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 5.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 5.6(d). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 5.6(c) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Section 5.7 PURCHASE RIGHT. (a) Notwithstanding anything to the contrary contained in this Agreement, within five Business Days after receipt by the Company of a Demand Request from Parent, the Company may elect, by delivery of written notice (the "PURCHASE NOTICE") to Parent, on behalf of the Shareholder Group, to purchase all or any of the Demand Shares specified therein (the number of shares elected to be purchased, the "PURCHASE SHARES") at a price per share equal to the Market Value on the date of the Demand Request. Any purchase of the Demand Shares shall be allocated PRO RATA among the members of the Shareholder Group according to each member's portion of the Demand Shares. Any Demand Shares that are not purchased pursuant to this Section 5.7, either because the Company has elected not to purchase any Demand Shares (or fails to make the required election within the relevant time period) or because the Company elects to purchase some but not all of the Demand Shares, shall be subject to the registration obligations of the Company under this Article V. In the event that the Company elects to purchase some but not all of the Demand Shares, Parent, on behalf of the Shareholder Group, may withdraw the Demand Request with respect to the remaining shares, which shall not constitute a Demand Request for the purposes of determining the number of Demand Requests to which the Shareholder Group is entitled under Section 5.1(a).

          (b) Any purchase of Demand Shares by the Company pursuant to this
Section 5.7 shall be on a mutually determined closing date which shall not be more than 20 Business Days after the Purchase Notice is given. On the closing date, the members of the Shareholder Group shall deliver the shares of Common Stock being sold and documentation satisfactory to the Company evidencing the transfer of such Common Stock. The purchase price shall be paid by wire transfer of immediately available funds to an account or accounts specified by Parent by notice given no less than two Business Days prior to the closing date.

          (c) The Company may assign any of its purchase rights under this
Section 5.7 to any Subsidiary of the Company without the consent of the Shareholder Group, PROVIDED, HOWEVER, that no such assignment shall relieve the Company of any of its obligations thereunder.

                                   ARTICLE VI

                                    PUT RIGHT

          Section 6.1 Put Right. Gramet shall have the right (the "PUT RIGHT"), which right shall not be transferable, to require the Company to purchase from Gramet, and upon such election the Company shall purchase from Gramet, the Put Shares for a purchase price of $42.14 per share (the "PUT PRICE"). The Put Right shall be exercisable by written notice (the "EXERCISE NOTICE") delivered by Gramet to the Company prior to the close of business, London time, on November 6, 2001. The closing of the purchase and sale of the Put Shares (the "PUT CLOSING") shall take place on the date (which shall be a Business Day) specified in the Exercise Notice, but in any event no earlier than the second Business Day following the date of delivery of the Exercise Notice and no later than the close of business in Minneapolis, Minnesota on November 8, 2001. Upon delivery thereof to the Company, the Put Notice and the exercise of the Put Right thereunder shall be irrevocable. At the Put Closing, (i) Gramet shall deliver to the Company the stock certificate for the Put Shares, with all appropriate stock powers and requisite tax stamps attached, properly signed, in form suitable for the transfer of such shares to the Company, and such other documents or instruments as the Company shall reasonably request and
(ii) the Company shall deliver to Gramet the purchase price for the Put Shares, by wire transfer in immediately available funds to the account of Gramet specified in the Exercise Note, and such other documents or instruments as Gramet shall reasonably request. The number of Put Shares and the Put Price shall be appropriately adjusted in the event the Company effects any stock split, stock dividend or combination of the Common Stock.

                                  ARTICLE VII

                          EFFECTIVENESS AND TERMINATION

          Section 7.1 EFFECTIVENESS. This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated pursuant to Section 7.2 hereof.

          Section 7.2 TERMINATION. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate upon the earliest to occur of the following:

          (a) The twentieth anniversary of the Closing; or

          (b) Mutual written agreement of the Company and Parent, on behalf of the Shareholder Group, at any time to terminate this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 INJUNCTIVE RELIEF. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

          Section 8.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and by Parent and the members of the Shareholder Group and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person, except as otherwise specifically provided in this Agreement. Except as expressly provided in Sections 4.1(f), 4.2(c) and 5.7(c), neither this Agreement nor any rights or obligations hereunder shall be assignable without the consent of the other party.

          Section 8.3 AMENDMENTS; WAIVER. This Agreement may be amended only by an agreement in writing executed by the parties hereto. Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 8.4 NOTICES. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the U.S. mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by telephone, as follows:

           If to any member of the Shareholder Group:

           Diageo plc
           8 Henrietta Place
           London England W1M9AG
           Attention:  Group General Counsel
           Fax:  011-44207-927-4864


           with a copy to:

           Sullivan & Cromwell
           125 Broad Street
           New York, NY  10004
           Attention:  Francis J. Aquila, Esq.
           Fax:  (212) 558-3588


           If to the Company:

           General Mills, Inc.
           Number One General Mills Boulevard
           Minneapolis, Minnesota 55426
           Attention:  General Counsel
           Fax:  (763) 764-3302
           with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY  10019
           Attention:  Steven A. Rosenblum, Esq.
           Fax:  (212) 403-2000

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

          Section 8.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of law.

          Section 8.6 HEADINGS. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

          Section 8.7 INTEGRATION. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

          Section 8.8 SEVERABILITY. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 8.9 SHAREHOLDER GROUP REPRESENTATIVE. Parent shall act on behalf of the Shareholder Group to receive notices and take any other actions hereunder.

          Section 8.10 CONSENT TO JURISDICTION. In connection with any suit, claim, action or proceeding arising out of this Agreement, the parties each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in the State of Delaware; Parent and the Company each agree that service in the manner set forth in Section 8.4 hereof shall be valid and sufficient for all purposes; and the parties each agree to, and irrevocably waive any objection based on forum non conveniens or venue to, appear in any United States federal court or state court located in the State of Delaware.

          Section 8.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 8.12 UK DOUBLE TAX RELIEF INFORMATION. The Company agrees to provide such information to Diageo, at Diageo's sole expense, as is requested in writing with reasonable specificity by Diageo and is reasonably necessary to permit Diageo to secure UK double tax relief with respect to dividends paid on the Common Stock; provided, however that any information that the Company concludes in good faith is confidential shall instead be provided at the offices of the Company during regular business hours to KPMG (or such other accountants as Diageo and the Company shall mutually agree) under conditions that maintain the confidentiality of that information to the satisfaction of the Company.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

                                    GENERAL MILLS, INC.


                                    By: /S/ D. I. MALINA
                                       ---------------------------------
                                       Name:  D. I. Malina
                                       Title: V.P Corporate Development


                                    DIAGEO plc


                                    By: /S/ PAUL S. WALSH
                                       ---------------------------------
                                       Name:  Paul S. Walsh
                                       Title: Group Chief Executive


                                    GRAMET HOLDINGS CORP.


                                    By: /S/ JOHN O. STEWART
                                       ---------------------------------
                                       Name:  John O. Stewart
                                       Title: President